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                                                                     EXHIBIT 5


               FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA & BASS LLP
                                ATTORNEYS AT LAW

                               INTERNATIONAL PLAZA
                              750 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10022-1200


Telephone 212-888-8200        Telefax: 212-888-7776


                                  June 8, 2000


E-Star Holdings, Inc.
165 EAB Plaza
West Tower, 6th Floor
Uniondale, N.Y. 11566


Gentlemen:

                        Re:   E-STAR HOLDINGS, INC.
                              REGISTRATION STATEMENT ON FORM SB-2


      We have acted as counsel for E-Star Holdings, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, File No. 333-34790, under the Securities Act of 1933, relating to the public offering of 250,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") by the Company and 100,000 shares by Millennium Capital Group, a stockholder of the Company.

      We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, draft forms of certificates representing the Common Stock, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.
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      As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

      Based on the foregoing, we are of the opinion that:

      1. All the 250,000 shares of Common Stock offered by the Company have been duly authorized and, when issued and sold in accordance with the prospectus which is part of the Registration Statement (the "Prospectus") and paid for, will be validly issued, fully paid and non-assessable.
      2. The 100,000 shares of Common Stock offered by Millennium Capital Group have been duly authorized and issued, fully paid and non-assessable.

      We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of shares offered thereby under the caption "Legal Matters".

      We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.


                                          Yours very truly,



                                          Feder, Kaszovitz, Isaacson,
                                          Weber, Skala & Bass LLP